Exhibit 99.B(a)(iii)

AMENDED AND RESTATED
SCHEDULE A
DATED AUGUST 24, 2012
TO
AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
OF
FUNDVANTAGE TRUST

SCHEDULE OF PORTFOLIOS AND CLASSES

Portfolio	Classes	Series Creation Date
1. Cutwater High Yield Fund*	Class A/Class C/Institutional†	January 22, 2007
2. Cutwater Multi-Sector Inflation Protection Fund*	Class A/Class C/Institutional†	January 22, 2007
3. Cutwater Investment Grade Bond Fund*	Class A/Class C/Institutional†	January 22, 2007
4. Cutwater Municipal Bond Inflation Protection Fund*	Class A/Class C/Institutional†	January 22, 2007
5. Lateef Fund	Class A/Class C/Class I	August 2, 2007
6. Boston Advisors Broad Allocation Strategy Fund	Class A‡/Institutional	June 11, 2010
7. WHV International Equity Fund	Class A/Class I	September 19, 2008
8. Pemberwick Fund		June 12, 2009
9. Private Capital Management Value Fund	Class A/Class C/Class I/Class R	December 11, 2009
10. Pacific Capital Tax-Free Securities Fund	Class Y	February 9, 2010
11. Pacific Capital Tax-Free Short Intermediate Securities Fund	Class Y	February 9, 2010
12. Estabrook Value Fund	Class A/Class C/Class I/Class R	March 26, 2010
13. Estabrook Investment Grade Fixed Income Fund	Class A/Class C/Class I/Class R	March 26, 2010
14. Polen Growth Fund	Retail Class§/Institutional Class	March 26, 2010
15. DuPont Capital Emerging Markets Fund	Class A/Class C/Class D/Class I	June 11, 2010
16. DuPont Capital Emerging Markets Debt Fund	Class A/Class C/Class D/Class I	June 23, 2011

*  Prior to June 11, 2010, the Cutwater High Yield Fund, the Cutwater Multi-Sector Inflation Protection Fund, the Cutwater Investment Grade Bond Fund, and the Cutwater Municipal Bond Inflation Protection were known as the MBIA High Yield Fund, the MBIA Multi-Sector Inflation Protection Fund, the MBIA Core Plus Fixed Income Fund, and the MBIA Municipal Bond Inflation Protection Fund, respectively.

†  On June 11, 2010, Class A Shares and Class C were added and Retail Class was terminated.

‡  On December 15, 2010, Class A Shares were added.

§  On June 11, 2010, Retail Class Shares were added.

Portfolio	Classes	Series Creation Date
17. Formula Investing U.S. Value 1000 Fund	Class A/ Class I	September 24, 2010
18. Formula Investing U.S. Value Select Fund	Class A/ Class I	September 24, 2010
19. Formula Investing International Value 400 Fund	Class A/ Class I	September 24, 2010
20. Formula Investing International Value Select Fund	Class A/ Class I	September 24, 2010
21. Compak Dynamic Asset Allocation Fund	Class A/Class C/Class D/Class I	September 24, 2010
22. WHV Emerging Markets Equity Fund	Class A/Class I	September 24, 2010
23. Timberline Small Cap Growth Fund**	Class A/Advisor Class/Institutional Class	December 15, 2010
24. EIC Value Fund	Class A/Class C/Institutional Class/Retail Class††	December 15, 2010
25. Heitman REIT Fund	Class A/Class Z/Institutional Class	February 8, 2012
26. Origin International Equity Fund	Class I	June 14, 2012
27. Gotham Absolute Return Fund	Institutional Class	August 24, 2012

**  Prior to April 30, 2012, the Timberline Small Cap Growth Fund was known as the “TW Small Cap Growth Fund”.

††  On March 24, 2011, Class C and Retail Class were added.